UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

E COM VENTURES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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E Com Ventures, Inc.

251 International Parkway

Sunrise, Florida 33325

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 5, 2006

To our Shareholders:

The Annual Meeting of Shareholders of E Com Ventures, Inc. will be held at 2:00 p.m. on Tuesday, December 5, 2006, at the E Com Ventures, Inc. Corporate Office, 251 International Parkway, Sunrise, Florida 33325, for the purpose of considering and acting upon the following:

1.	Election of five members to our Board of Directors to hold office until our 2007 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

3.	Any other matters that properly come before the Annual Meeting.

The Board of Directors is not aware of any other business scheduled for the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

Shareholders of record at the close of business on October 11, 2006 are entitled to notice of, and to vote at, the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors,

/s/ Donovan Chin
Donovan Chin
Chief Financial Officer

Sunrise, Florida

November 7, 2006

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

- i -

E COM VENTURES, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This Proxy Statement contains information related to our Annual Meeting of Shareholders to be held on, Tuesday, December 5, 2006, beginning at 2:00 p.m., at the E Com Ventures, Inc. Corporate Office, 251 International Parkway, Sunrise, Florida 33325, and at any adjournments or postponements thereof. The approximate date that this Proxy Statement, the accompanying Notice of Annual Meeting and the enclosed Form of Proxy are first being sent to shareholders is November 7, 2006. You should review this information in conjunction with our 2005 Annual Report to Shareholders, which accompanies this Proxy Statement.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the election of directors and ratification of the appointment of our independent registered public accounting firm. In addition, we will report on our performance and respond to questions from our shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, October 11, 2006, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock that they held on the record date, or any postponements or adjournments of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring a copy of a recent brokerage statement reflecting your stock ownership as of the record date and valid picture identification.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the record date, approximately 3,019,000 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum, but will not be counted as votes cast “for” or “against” any given matter. An independent inspector of elections appointed for the annual meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the annual meeting.

If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. You may also change your vote by attending the Annual Meeting in person and voting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and vote, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	for the election of the nominated slate of directors; and

•	for the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm.

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the Annual Meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote (either in person or by proxy) of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected. A properly executed proxy marked to “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Other Proposals. The affirmative vote (either in person or by proxy) of a majority of the votes cast at the Annual Meeting is required for approval of the ratification of the appointment of Deloitte & Touche LLP. Abstentions and broker non-votes are treated as shares present or represented and entitled to vote on such matters, and thus have the same effect as negative votes. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the Proxy Statement, Notice of Annual Meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 251 International Parkway, Sunrise, Florida 33325, and our telephone number is (954) 335-9100. Any shareholder of record as of the record date may look at the complete list of the shareholders entitled to vote at the Annual Meeting. The list will be available at our offices for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors Standing for Election

At the Annual Meeting, the shareholders will elect five directors, each of whom will serve for a term expiring at the 2007 Annual Meeting of Shareholders, or until his or her successor has been duly elected and qualified.

The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our bylaws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

The directors standing for election are:

•	Stephen Nussdorf

•	Michael W. Katz

•	Carole Ann Taylor

•	Joseph Bouhadana

•	Paul Garfinkle

All of our director nominees are currently serving as our directors.

Executive Officers and Directors

The following are our executive officers and directors:

Name	Age	Position
Stephen Nussdorf	55	Chairman of the Board of Directors
Michael W. Katz	58	President, Chief Executive Officer and Director
Donovan Chin	40	Chief Financial Officer and Secretary
Leon Geller	51	Vice President of Purchasing, Perfumania, Inc.
Alan Grobman	36	Vice President of Logistics and Distribution, Perfumania, Inc.
Joel Lancaster	47	Vice President of Stores, Perfumania, Inc.
Carole Ann Taylor(1)(2)(3)	60	Director
Joseph Bouhadana(1)(2)(3) Paul Garfinkle(1)	36 65	Director Director

(1)	Member of Audit Committee. Mr. Garfinkle serves as Chairman of the Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Stock Option Committee.

•	Stephen Nussdorf — was appointed our Chairman of the Board in February 2004. Mr. Nussdorf is one of the principal shareholders in, and an executive officer of Quality King Distributors, Inc. (“Quality King”). Quality King is a privately held promotional wholesaler of pharmaceuticals, health and beauty care products, and fragrances with annual sales approximating $2.5 billion. Mr. Nussdorf joined Quality King in 1972 and has served Quality King in various capacities in all divisions of its business.

•	Michael W. Katz — joined us in February 2004 as our President and Chief Executive Officer. He was also appointed a director. Mr. Katz has served in various capacities at Quality King and its affiliated companies; primarily responsible for overseeing administration, finance, mergers and acquisitions. Mr. Katz has participated in the design and implementation of the business strategy that has fostered the growth of Quality King and its affiliated companies. From 1994 until 1996 he was Senior Vice President of Quality King. Since 1996 he has served as Executive Vice President of Quality King and in the Office of the Chief Executive and as a director of Model Reorg., Inc., an affiliate of Quality King, which sells designer fragrances at wholesale and retail. Mr. Katz became Executive Vice President, Chief Financial Officer and Treasurer of QK Healthcare, Inc., a wholly owned subsidiary of Quality King in 2000. Mr. Katz is a Certified Public Accountant.

•	Donovan Chin — was appointed Chief Financial Officer on September 6, 2006. He also serves as the Chief Financial Officer of Perfumania, Inc., our wholly owned subsidiary (“Perfumania”). He was appointed Corporate Secretary in February 1999, director in March 1999 (through February 2004), and Chief Financial Officer of Perfumania in May 2000. He has also served as our Chief Financial Officer from February 1999 to May 2000. From May 1995 to February 1999, Mr. Chin was our Corporate Controller, and from May 1993 to May 1995 he was Assistant Corporate Controller. Previously, Mr. Chin was employed by Pricewaterhouse LLP in its Miami audit practice. Mr. Chin is a Certified Public Accountant.

•	Leon Geller — Leon Geller joined us in March 2001 as Vice President of Purchasing of Perfumania. Prior to joining us, Mr. Geller was the Executive Director of a textile distributor in Peru.

•	Alan Grobman — has served as the Vice President of Logistics and Distribution for Perfumania since February 2003. He also served as our Director of Fulfillment from November 2000 to February 2003. From March 1999 to October 2000, Mr. Grobman was Plant Manager of a Peruvian manufacturer of food and specialty packaging.

•

Joel Lancaster — has served as the Vice President of Stores for Perfumania since July 2000. He also served as our Director of Stores from August 1997 to July 2000, and as a District Supervisor from October 1995 to August 1997. Previously,

Mr. Lancaster was employed by Lillie Rubin, Inc. as its National Director of Stores for four years.

•	Carole Ann Taylor — has been a director since June 1993. She is the owner of Little Havana to Go, Little Havana’s official souvenir store in historic Little Havana, Miami, Florida, specializing in art, music, Cuban memorabilia, cigars and clothing. She is also the owner of Miami To Go, a retail and wholesale Miami souvenir company and a partner in Miami Airport Duty Free Joint Venture, owners of the 12 duty free stores at Miami International Airport. Ms. Taylor is also a board member for the Performing Arts Center Trust of Miami, the City of Miami International Trade Board, the World Trade Center, the Academy of Travel and Tourism, the Omni Advisory Board, the Greater Miami Host Committee, the Visitor Industry Council and the Miami Dade Community College School of Aviation & Visitor Services Advisory Committee. She is a member of the Executive Committee of the Greater Miami Convention & Visitors Bureau. Ms. Taylor is a member of our Audit, Compensation and Stock Option Committees.

•	Joseph Bouhadana — was appointed a director in September 2002. Mr. Bouhadana has served as Corporate Director of Technology for INTCOMEX, a large distributor of branded computer components, generic accessories and networking peripherals into the Latin America and Caribbean regions with thirteen offices in ten countries, since January 2005. He served as Vice President of Information Technology of Tutopia.com, a privately owned Internet service provider with a presence in nine countries in Latin America, from September 2000 to January 2005. Previously, Mr. Bouhadana was the Director of Information Technology of Parker Reorder, a publicly traded company specializing in hospitality business to business procurement, distribution and logistics systems. Mr. Bouhadana is a member of our Audit, Compensation and Stock Option Committees.

•	Paul Garfinkle — joined us in February 2004. Mr. Garfinkle retired from the public accounting firm of BDO Seidman, LLP, in June 2000 after a thirty-six year career. While at BDO Seidman, LLP, Mr. Garfinkle was an audit partner and client service director for many of the firm’s most significant clients. He also served for many years as a member of the firm’s Board of Directors and, during his last six years at the firm, as National Director of Real Estate. Mr. Garfinkle is the Chairman of the Audit Committee.

Our officers serve at the discretion of the Board. Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of common stock beneficially owned as of October 27, 2006 by: (a) each of our directors and nominees for director, (b) each of our executive officers named in the Executive Compensation Table, as described below, (c) all of our directors and executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o E Com Ventures, Inc., 251 International Parkway, Sunrise, Florida, 33325.

Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percent of Shares Outstanding
Glenn and Stephen Nussdorf	1,557,589	(1)(2)(4)(5)	44.7%
Michael W. Katz	100,000	(1)(3)	3.2%
Donovan Chin	27,250	(1)(3)	*
Leon Geller	8,110	(1)(3)	*
Alan Grobman	4,700	(1)(3)	*
Joseph Bouhadana	3,000	(1)(3)	*
Paul Garfinkle	2,500	(1)(3)	*
Carole A. Taylor	1,000	(1)(3)	*
All directors and executive officers as a group (8 persons)	1,704,149	(4)	46.9%

*	Less than 1%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)	The principal business address of Messrs. Glenn and Stephen Nussdorf (the “Nussdorfs”) is 2060 Ninth Avenue, Ronkonkoma, New York 11779.

(3)	With respect to the specified beneficial owner, includes shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of October 27, 2006 in the following amounts: Michael W. Katz (100,000); Donovan Chin (27,250); Leon Geller (8,110), Alan Grobman (4,700); Joseph Bouhadana (3,000); Paul Garfinkle (2,500) and Carole A. Taylor (1,000).

(4)	Does not include shares issuable upon the exercise of stock options that are provided for under the Company’s 2000 Directors Stock Option Plan as a result of his appointment to the Board but not granted to Stephen Nussdorf. Mr. Nussdorf, who is not an employee of the Company, may in the future, be granted options to acquire shares.

(5)	With respect to the beneficial ownership of the Nussdorfs, this includes 444,445 shares of common stock issuable on conversion of a $5,000,000 Subordinated Convertible Note issued by the Company. See “Certain Relationships and Related Transactions.”

BOARD OF DIRECTORS COMMITTEES

The Board of Directors has determined that the following three individuals of the five members of the Board of Directors are independent as defined by Nasdaq Marketplace Rules: Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle (the “Independent Board Members”). Our Board of Directors has a standing Audit Committee, Compensation Committee and Stock Option Committee.

We do not have a nominating or similar committee. The Independent Board Members perform the functions of a nominating committee including reviewing and recommending candidates for directors. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for the 2007 Annual Meeting.” All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve. The Independent Board Members will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Independent Board Members. In making its nominations, the Independent Board Members identify candidates who meet the current challenges and needs of the Board of Directors. In making such decisions, the Independent Board Members consider, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the Nasdaq Stock Market. The Independent Board Members use multiple sources for identifying and evaluating nominees for directors including referrals from current directors, recommendations by stockholders and input from third party executive search firms.

For the fiscal year ended January 28, 2006, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle were the members of our Audit Committee. The Audit Committee is governed by a written charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent as defined in the Marketplace Rules of The Nasdaq Stock Market. The duties and responsibilities of the Audit Committee include: (a) assisting our Board in its oversight of the integrity of our financial statements, (b) the selection and retention of our independent registered public accounting firm and any termination of engagement, (c) reviewing the scope and results of audits and other services provided by our independent registered public accounting firm, (d) reviewing our significant accounting policies and internal controls and (e) having general responsibility for all related auditing matters. The Board of Directors designated

Paul Garfinkle the “audit committee financial expert” as defined by SEC rules. The Audit Committee held 4 meetings during the fiscal year ended January 28, 2006.

For the fiscal year ended January 28, 2006, Carole Ann Taylor and Joseph Bouhadana were the members of our Compensation Committee. The Compensation Committee reviews and approves the compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee met once during the fiscal year ended January 28, 2006.

For the fiscal year ended January 28, 2006, Carole Ann Taylor and Joseph Bouhadana were the members of the Stock Option Committee. The Stock Option Committee administers our 2000 Stock Option Plan and the 2000 Directors Stock Option Plan. The Stock Option Committee held no meetings during the fiscal year ended January 28, 2006.

During the fiscal year ended January 28, 2006, our Board of Directors held 5 meetings. During the last fiscal year, no director attended fewer than 75 percent of (i) the meetings of our Board of Directors held during the period they served on the Board, and (ii) the meetings of committees of our Board of Directors held during the period they served on such committees.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following tables set forth certain information concerning compensation for the fiscal years ended January 28, 2006 (Fiscal 2005), January 29, 2005 (Fiscal 2004) and January 31, 2004 (Fiscal 2003) of the Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year whose total annual salary and bonus exceeded $100,000 for Fiscal 2005 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-term Compensation
						Awards			Payouts
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)	Other Annual Compensation($)(1)	Restricted Stock Awards($)	Options(#)		LTIP Payouts($)	All Other Compensation($)
Michael W. Katz President and Chief Executive Officer	2005 2004 2003	200,000 —	(2) (2)	— — —	— — —	— — —	100,000 — —	(3)	— — —	— — —
A. Mark Young (4) Chief Financial Officer	2005 2004 2003	236,561 227,189 217,640		— — —	— — 472,072	— — —	— — 25,000		— — —	— — —
Donovan Chin Chief Financial Officer, Perfumania, Inc. and Secretary	2005 2004 2003	224,322 211,615 205,842		— — —	— — —	— — —	— — —		— — —	— — —
Leon Geller Vice President of Purchasing Perfumania, Inc.	2005 2004 2003	197,581 190,173 181,209		— — —	— — 183,899	— — —	— — 12,500		— — —	— — —
Joel Lancaster Vice President of Sales Perfumania, Inc.	2005 2004 2003	161,215 138,298 149,371		— — —	— — 145,167	— — —	— — 16,252		— — —	— — —

(1)	Amounts included represent payments made to the persons indicated pursuant to the terms of their then employment agreements as a result of a change of control, described herein. These payments were made as a consequence of the determination on February 3, 2004 by the disinterested and independent members of the Board of Directors that a change of control had occurred under the terms of such employment agreements, and the subsequent authorization on such date of such payments by Ilia Lekach, the Company’s then Chairman and the Chief Executive Officer. The column for “Other Annual Compensation” does not include any amounts for executive perquisites and any other personal benefits, such as the cost of automobiles, life insurance and disability insurance because the aggregate dollar amount per executive does not exceed the lesser of $50,000 or 10% of their annual salary and bonus.

(2)	Michael W. Katz was not paid by the Company during Fiscal 2004. An aggregate amount of $325,000 was accrued during Fiscal 2004 and subsequently contributed to the Company’s additional Paid-in-Capital. The Company began paying Michael W. Katz’s salary in the second quarter of Fiscal 2005.

(3)	Michael W. Katz was granted 100,000 fully vested options during Fiscal 2005 at an exercise price of $12.99, the closing market price of the Company’s common stock on the grant date.

(4)	A. Mark Young resigned effective July 28, 2006.

Options Grant Table

The following table sets forth certain information concerning grants of stock options made during Fiscal 2005 to the Named Executive Officers.

	Number Underlying Granted	% of Total Options Granted to Employees in Fiscal Year 2005(1)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
Name					5% (2)	10% (2)
Michael W. Katz	100,000	90%	$12.99	6/29/2016	$816,934	$2,070,271

(1)	Total stock option grants during Fiscal 2005 were 110,666.

(2)	In accordance with the rules of the Securities and Exchange Commission, the potential realizable values for such options shown in the table presented above are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expirations date. These assumed rates of appreciation do not represent our estimate or projection of the appreciation of shares of our common stock.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding option exercises by the Named Executive Officers during Fiscal 2005, and options held by such executive officers on January 28, 2006:

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(1) Exercisable / Unexercisable
Michael W. Katz	—	—	100,000/0	$377,000/0
A. Mark Young	—	—	50,000/0	$556,000/0
Donovan Chin	—	—	27,250/0	$139,210/0
Joel Lancaster	—	—	24,004/0	$156,933/0
Leon Geller	1,890	$22,642	8,110/0	$107,376/0

(1)	Based on the spread between the exercise price of the options and the closing price of $16.76 per share on January 28, 2006.

Equity Compensation Plan Information

This table summarizes share and exercise price information about our equity compensation plans as of January 28, 2006

Plan Category	Number of Securities To Be Issued	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number of Securities Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	239,788	$10.27	232,169
Equity compensation plans not approved by security holders	—	—	—

TOTAL	239,788	$10.27	232,169

Director Compensation

We pay each non-employee director a $10,000 annual retainer, and reimburse their expenses in connection with their activities as directors. In addition, non-employee directors are eligible to receive stock options under the 2000 Directors Stock Option Plan.

The 2000 Directors Stock Option Plan currently provides for an automatic grant of an option to purchase 500 shares of our common stock upon a person’s election as director, and an automatic grant of options to purchase 1,000 shares of our common stock upon re-election to the Board at each annual meeting of the Company’s shareholders, in both instances at an exercise price equal to the fair market value of the common stock on the date of the option grant.

Employment and Severance Agreements

On February 10, 2004, our Board of Directors terminated without cause Ilia Lekach’s employment with the Company as Chairman of the Board and Chief Executive Officer. In addition, as a consequence of the Nussdorf Option Agreement pursuant to which Stephen Nussdorf and Glenn Nussdorf ultimately acquired 720,954 shares of the Company’s common stock beneficially owned by Mr. Lekach, the Board of Directors determined that a change of control occurred under the Company’s employment agreement with Mr. Lekach, and that the terms of the employment agreement required the Company to issue Mr. Lekach 125,000 options. Upon termination of the employment agreement, and as a consequence of the change of control, Mr. Lekach was paid approximately $1,012,000 (two times the remaining compensation under the Agreement).

As a consequence of the change of control described above, Mr. Young, Mr. Jeffrey Geller, Mr. Leon Geller, Mr. Lancaster and Mr. Alan Grobman received approximately $469,000, $472,000, $184,000, $125,000 and $145,000, respectively, under the terms of their employment agreements with the Company. These payments were made as a consequence of the determination on February 3, 2004 by the disinterested and independent members of the Board of Directors that a change of control had occurred under the terms of such employment agreements, and the subsequent authorization on such date of such payments by Ilia Lekach, the Company’s then Chairman and Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

The following directors served as members of the compensation committee during the 2005 fiscal year: Carole Ann Taylor and Joseph Bouhadana. None of the members of the compensation committee was, at any time either during or before such a fiscal year, an officer or employee of ours or any of our subsidiaries, or has any relationship requiring disclosure under Certain Relationships and Related Party Transactions.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and approves the compensation of our executive officers, including salaries, bonuses and benefit plans.

The policy of the Board of Directors is to maintain executive compensation at levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase shareholder value by improving our performance and profitability by achieving annual and long-term objectives.

In reviewing the base salaries of our Chief Executive Officer and all Named Executive Officers, the Compensation Committee considers factors such as the responsibilities of the position, corporate progress toward achieving objectives and individual performance, experience and expertise. The Compensation Committee also determined the compensation of our Chief Executive Officer based in part on comparisons with compensation levels paid by other specialty retail companies. In determining our Named Executive Officers’ overall compensation, the Compensation Committee also reviews certain compensation levels at other companies because the Compensation Committee believes that we compete for executive talent with companies in addition to those in our peer group. Additional criteria reviewed by the Compensation Committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance, and future contributions the Named Executive officers are believed to be able to make to the Company. As of their respective anniversary dates of hire, some Named Executive Officers received nominal salary increases during 2005 based in part on cost of living adjustments.

Our Stock Option Committee reviews and approves the grant of options pursuant to our 2000 Stock Option Plan. In furtherance of our executive compensation policies, stock options are considered an integral part of our executives’ overall compensation. The Compensation Committee believes that as an executive’s level of responsibility increases, a greater portion of the total compensation opportunity should be based upon share ownership and other incentives and less upon base salary. Our executives’ compensation pursuant to a stock option grant generally increases only to the extent the value of common stock underlying the stock options increases, therefore aligning the interest of our executive officers with our shareholders by tying long-term compensation with our growth and appreciation of shares. The amount of the grants takes into consideration such factors as the executives’ level of responsibility, their level of performance, their contribution to Company results and their potential for growth and ongoing contribution within the Company. In fiscal 2005, our Stock Option Committee recommended and our Board of Directors approved the grant of 100,000 stock options to our Chief Executive Officer. This grant is intended in part, to provide our Chief Executive Officer with a stake in the future success of the Company.

The Compensation Committee

Joseph Bouhadana

Carole Ann Taylor

REPORT OF THE AUDIT COMMITTEE

The following report concerns the Audit Committee’s activities regarding oversight of our accounting, auditing and financial reporting process.

The Audit Committee is comprised of three independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market. It operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the qualifications of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of our internal control, accounting, auditing and financial reporting functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and the independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.

In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” Our independent registered public accounting firm also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Following the Audit Committee’s discussions with management and the independent registered public accounting firm, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended January 28, 2006.

The Audit Committee

Paul Garfinkle, Chairman

Joseph Bouhadana

Carole Ann Taylor

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stephen Nussdorf and Glenn Nussdorf (the “Nussdorfs”) are officers and principals of Quality King Distributors, Inc. (“Quality King”). Quality King distributes pharmaceuticals, health and beauty care products and fragrances. The Company’s President and Chief Executive Officer, Michael Katz is an executive of Quality King and the Company’s principal shareholders, Stephen Nussdorf, the Chairman of the Company’s Board of Directors and Glenn Nussdorf, his brother, are shareholders and executives of Quality King. During fiscal year 2005, the Company purchased approximately $30,547,000 of merchandise from Quality King and its affiliates, representing approximately 23% of the Company’s total purchases, and sold approximately $17,853,000 of different merchandise to Quality King, which represented 100% of the Company’s wholesale sales. There were approximately $39,317,000 and $5,960,000 of purchases from Quality King and approximately $23,570,000 and $11,366,000 of merchandise sold to Quality King during fiscal years 2004 and 2003 respectively. The wholesale sales made to Quality King result from the Company’s supplier relationships and its ability to obtain certain merchandise at better prices and quantities than Quality King. The amounts due to Quality King at January 28, 2006 and January 29, 2005, were approximately $17,240,000 and $13,234,000 respectively. Accounts payable due to Quality King are non-interest bearing.

In March 2004, the Nussdorfs provided a $5,000,000 subordinated secured demand loan to Perfumania. The demand loan required quarterly interest payments at the prime rate plus 1%. There were no prepayment penalties and the loan was subordinate to all bank related indebtedness. On December 9, 2004, the Company issued a Subordinated Convertible Note (the “Convertible Note”) in exchange for the $5,000,000 subordinated secured demand loan. The Convertible Note bears interest at the prime rate plus 1%, requires quarterly interest payments and is secured by a security interest in the Company’s assets pursuant to a Security Agreement, by and among the Company and the Nussdorfs. There are no prepayment penalties and the Convertible Note is subordinate to all bank related indebtedness. The Convertible Note was payable in January 2007 and allows the Nussdorfs to convert the Convertible Note into shares of the Company’s common stock at a conversion price of $11.25, which equals the closing market price of the Company’s common stock on the date of the exchange. The Nussdorfs have agreed to extend the due date of the Convertible Note to January 2009.

Parlux Fragrances, Inc. (“Parlux”), whose Chairman of the Board of Directors and Chief Executive Officer is Ilia Lekach, owned approximately 13% of the Company’s outstanding common stock as of January 29, 2006. As of October 27, 2006, Parlux does not own any shares of the Company’s outstanding common stock. Purchases of products from Parlux amounted to approximately $23,004,000, $38,360,000, and $27,701,000 in fiscal years 2005, 2004 and 2003, representing approximately 18%, 20% and 23%, respectively, of the Company’s total purchases. The amount due to Parlux on January 28, 2006 and January 29, 2005, was approximately $9,666,000 and $9,994,000, respectively. Accounts payable due to Parlux are non-interest bearing.

PERFORMANCE GRAPH

The following graph indicates the total return to our shareholders for the five fiscal years ending January 28, 2006 (fiscal 2005), as compared to the returns for the NASDAQ (US Companies) Stock Index and the NASDAQ Retail Trade Stock Index. The measurement points are the trading day closest to the last day of the respective fiscal year. The information contained in this graph is based on historical data and is not necessarily indicative of future performance.

	2000	2001	2002	2003	2004	2005
E Com Ventures, Inc.	100.00	80.00	73.80	280.00	289.80	335.20
NASDAQ US Stock Market Index	100.00	72.34	50.47	78.54	77.69	88.49
NASDAQ Retail Trade Stocks	100.00	119.14	96.92	142.09	170.17	184.48

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of any class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities. Based solely upon a review of such forms furnished to us, filing deficiencies under Section 16(a) during the fiscal year ended January 28, 2006, included one late report filed by Michael W. Katz reflecting stock options granted pursuant to our 2000 Stock Option Plan. In addition, Leon Geller was not timely in meeting the filing requirements with respect to options exercised under our 2000 Stock Option Plan and filed one late report.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended February 3, 2007. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2000. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

The aggregate fees billed by Deloitte & Touche LLP (“Deloitte”) for fiscal years 2005 and 2004 are as follows:

Fees	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$351,500	$285,000
Audit Related Fees (2)	—	1,500
Tax Fees (3)	—	19,005

Total Fees	$351,500	$305,505

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and the review of our interim consolidated financial statements included in quarterly reports.

(2)	“Audit Related Fees” in Fiscal 2004 consist of professional fees for providing an independent auditors’ consent.

(3)	“Tax Fees” consist of fees billed for professional services rendered for tax compliance and tax service.

There were no fees billed to us by Deloitte for services rendered, other than the services covered above under “Audit Fees”, “Audit Related Fees” and “Tax Fees” for fiscal years 2005 and 2004.

The Audit Committee has considered and has agreed that the provision of services as described above are compatible with maintaining Deloitte’s independence.

The Audit Committee pre-approves the engagement of Deloitte for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2007.

OTHER BUSINESS

We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

CONTACTING THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, E Com Ventures, Inc., 251 International Parkway, Sunrise, Florida 33325. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication. The Company encourages, but does not require, that all members of the Board of Directors attend annual meetings of the Company.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2007 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by our Corporate Secretary at the address below by July 10, 2007 for inclusion in our Proxy Statement and form of proxy relating to such Annual Meeting. Any Shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than September 23, 2007, or such proposal will be considered untimely. If a shareholder proposal is received after September 23, 2007, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2007 Annual Meeting of Shareholders.

Send all proposals or nominations to Donovan Chin, Secretary, E Com Ventures, Inc., 251 International Parkway, Sunrise, Florida 33325.

E COM VENTURES, INC.

251 International Parkway

Sunrise, Florida 33325

PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of common stock of E Com Ventures, Inc., a Florida corporation (the “Company”), hereby appoints Donovan Chin and Joseph Bouhadana, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on October 11, 2006 at the Company’s 2006 Annual Meeting of Shareholders, to be held on Tuesday, December 5, 2006, at 2:00 p.m. at the E Com Ventures, Inc. Corporate Office, 251 International Parkway, Sunrise, Florida 33325, and at any adjournments or postponements thereof.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors.

Vote for all Nominees Listed Below (except as written below)

☐

Vote Withheld from all Nominees

☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN THIS PROPOSAL NO. 1.

NOMINEES:	Stephen Nussdorf Michael W. Katz Carole Ann Taylor Joseph Bouhadana Paul Garfinkle

(Instruction: To withhold authority for an individual nominee, write that nominee’s name on the line provided below.)

2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

☐        For                    ☐        Against                    ☐            Abstain

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

DATE

SIGNATURE

SIGNATURE (If held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.